Exhibit 5

[Letterhead of Simpson Thacher & Bartlett LLP]

June 30, 2004

J.P. Morgan Chase & Co.

270 Park Avenue

New York, NY 10017

Ladies and Gentlemen:

We have acted as counsel to J.P. Morgan Chase & Co., a Delaware corporation (“JPMorgan Chase”), in connection with the Registration Statement on Form S-3, File No.333-116822 (the “Registration Statement”), filed by JPMorgan Chase with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to sales in the secondary market by affiliates of JPMorgan Chase of (i) debt securities, which have been or may be issued under either the JPMorgan Chase Indentures (as defined below) (the “JPMorgan Chase Debt Securities”) or the Bank One Indentures (as defined below) (the “Bank One Debt Securities”) (collectively, the “Debt Securities”) (ii) warrants (the “Debt Security Warrants”) to purchase the JPMorgan Chase Debt Securities, (iii) shares of preferred stock of JPMorgan Chase, $1.00 par value per share (the “Preferred Stock”), including shares which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”), (iv) warrants to purchase shares of Preferred Stock (the “Preferred Stock Warrants”), and (v) JPMorgan Chase Debt Securities, Preferred Stock and Common Stock which may be issued upon exercise of Securities Warrants (as defined below). JPMorgan Chase will not receive separate consideration for any Securities that are issued in exchange for or upon conversion of, as the case may be, Securities, or upon exercise of Securities Warrants. The Debt Warrants and Preferred Stock Warrants are hereinafter referred to collectively as the “Securities Warrants”, and the Debt Securities, Preferred Stock, Depositary Shares and Securities Warrants are hereinafter referred to collectively as the “Securities”.

The Debt Securities include (i) senior debt securities issued under an indenture, dated as of December 1, 1989 between JPMorgan Chase and Deutsche Bank Trust Company Americas, as trustee (as amended, the “Company Senior Indenture”), (ii) subordinated debt securities issued under an indenture, dated as of December 15, 1992, between JPMorgan Chase and U.S. Bank

Trust National Association, as trustee (as amended the “Company Subordinated Indenture”), (iii) senior debt securities issued under an indenture, dated as of July 1, 1986 between JPMorgan Chase and Deutsche Bank Trust Company Americas, as trustee (as amended, the “Heritage Chase Senior Indenture”), (iv) subordinated debt securities issued under an indenture, dated as of May 1, 1987, as amended and restated as of September 1, 1993, between JPMorgan Chase and U.S. Bank Trust National Association, as trustee (as amended the “Heritage Chase Subordinated Indenture”), (v) senior debt securities issued under an indenture, dated as of August 15, 1982 between JPMorgan Chase and U.S. Bank Trust National Association, as trustee (as amended, the “Heritage JPM Senior Indenture”), (vi) subordinated debt securities issued under an indenture, dated as of March 1, 1993, between JPMorgan Chase and U.S. Bank Trust National Association, as trustee (as amended the “Heritage JPM Subordinated Indenture”), (vii) subordinated debt securities issued under an indenture dated as of March 3, 1997, between Bank One (as the successor to Banc One Corporation) and The Chase Manhattan Bank, as trustee (as amended, the “Bank One 1997 Subordinated Indenture”), (viii) subordinated debt securities issued under an indenture, dated as of December 1, 1995, between Bank One (as the successor to First Chicago NBD Corporation) and The Chase Manhattan Bank (National Association), as trustee (as amended, the “First Chicago 1995 Subordinated Indenture”), (ix) subordinated debt securities issued under an indenture, dated as of July 1, 1995, between Bank One (as the successor to Banc One Corporation) and Citibank N.A., as trustee (as amended, the “Bank One 1995 Subordinated Indenture”), (x) subordinated debt securities issued under an indenture, dated as of May 17, 1995, between Bank One (as the successor to NBD Bancorp, Inc.) and Chemical Bank, as trustee (as amended, the “NBD 1995 Subordinated Indenture”), (xi) subordinated debt securities issued under an indenture, dated as of August 1, 1987, between Bank One (as the successor to First Chicago Corporation) and U.S. Bank Trust National Association, as trustee (as amended, the “Bank One 1987 Subordinated Indenture”), (xii) subordinated debt securities issued under an indenture, dated as of July 15, 1992, between Bank One (as the successor to NBD Bancorp, Inc.) and The Chase Manhattan Bank N.A., as trustee (as amended, the “Bank One 1992 Subordinated Indenture”), (xiii) subordinated debt securities issued under an indenture, dated as of July 15, 1990, between Bank One (as the successor to Banc One Corporation) and Citibank N.A., as trustee (as amended, the “Bank One 1990 Subordinated Indenture”), (xiv) subordinated debt securities issued under an indenture, dated as of March 1, 1989, between Bank One (as the successor to Banc One Corporation) and Chemical Bank (Delaware), as trustee (as amended, the “Bank One 1989 Subordinated Indenture”), and (xv) senior debt securities issued under an indenture, dated as of March 3, 1997, between Bank One (as the successor to Banc One Corporation) and The Chase Manhattan Bank, as trustee (as amended, the “Bank One Senior Indenture”).

The Company Senior Indenture, the Company Subordinated Indenture, the Heritage Chase Senior Indenture, the Heritage Chase Subordinated Indenture, the Heritage JPM Senior Indenture and the Heritage JPM Subordinated Indenture are hereinafter collectively referred to as the “JPMorgan Chase Indentures.” The Bank One 1997 Subordinated Indenture, the First Chicago 1995 Subordinated Indenture, the Bank One 1995 Subordinated Indenture, the NBD 1995 Subordinated Indenture, the Bank One 1987 Subordinated Indenture, the Bank One 1992 Subordinated Indenture, the Bank One 1990 Subordinated Indenture, the Bank One 1989 Subordinated Indenture and the Bank One Senior Indenture are hereinafter referred to collectively as the “Bank One Indentures.”

The Depositary Shares will be issued pursuant to one or more Deposit Agreements (the “Deposit Agreements”) between JPMorgan Chase and the depositaries named therein (each, a “Depositary”).

The Securities Warrants will be issued under one or more Warrant Agreements (the “Warrant Agreements”) between JPMorgan Chase and the warrant agents named therein. We have examined the Registration Statement, a form of the share certificate, a form of the Certificate of Designations, the JPMorgan Chase Indentures, forms of the Bank One Indentures, a form of Deposit Agreement, the form of Depositary Receipt for Depositary Shares and forms of the Warrant Agreements, all of which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions set forth herein. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of JPMorgan Chase. In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that (1) the JPMorgan Chase Indentures are the valid and legally binding obligations of the trustees party thereto; (2) the Bank One Indentures are the valid and legally binding obligations of the trustees party thereto; (3) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each counterparty thereto; and (4) at the time of execution, issuance and delivery of the Depositary Shares, the Deposit Agreement will be the valid and legally binding obligation of the Depositary. We have assumed that the executed Bank One Indentures are substantially identical to the forms thereof examined by us.

We have assumed further that at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by JPMorgan Chase.

We have assumed further that at the time of execution, issuance and delivery of any Depositary Shares, the Deposit Agreement will have been duly authorized, executed and delivered by JPMorgan Chase.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. The shares of Preferred Stock issued prior to the date of this opinion have been duly authorized and are validly issued, fully paid and nonassessable.

2. With respect to the shares of Preferred Stock issued after the date hereof, assuming (a) the taking by the Board of Directors of JPMorgan Chase of all necessary corporate action to authorize and approve the issuance of the Preferred Stock, (b) due filing of the relevant Certificate of Designations and (c) due issuance and delivery of the Preferred Stock, upon payment therefor in accordance with the applicable definitive underwriting agreement approved by the Board of Directors of JPMorgan Chase, the Preferred Stock will be validly issued, fully paid and nonassessable.

3. The JPMorgan Chase Debt Securities issued prior to the date of this opinion have been duly authorized, executed and delivered and, assuming due authentication thereof by the applicable trustee, constitute the valid and legally binding obligations of JPMorgan Chase in accordance with their terms.

4. With respect to the JPMorgan Chase Debt Securities issued after the date hereof, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any JPMorgan Chase Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of JPMorgan Chase, a duly constituted and acting committee of such Board or duly authorized officers of JPMorgan Chase (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such JPMorgan Chase Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable JPMorgan Chase Indenture and such agreement, such JPMorgan Chase Debt Securities will constitute valid and legally binding obligations of JPMorgan Chase enforceable against JPMorgan Chase in accordance with their terms.

5. The Bank One Debt Securities issued prior to the date of this opinion have been duly authorized, executed and delivered and, assuming due authentication thereof by the applicable trustee, such Bank One Debt Securities will constitute the legally binding obligations of JPMorgan Chase enforceable against JPMorgan Chase in accordance with their terms.

6. With respect to the Bank One Debt Securities issued after the date hereof, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Bank One Debt Securities, the terms of the offering thereof and related matters by the Board and (b) the due execution, authentication, issuance and delivery of such Bank One Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Bank One Indenture and such agreement, such Bank One Debt Securities will constitute valid and legally binding obligations of JPMorgan Chase enforceable against JPMorgan Chase in accordance with their terms.

7. With respect to Securities Warrants, assuming (a) the taking of all necessary corporate action by the Board to approve the execution and delivery of a related Warrant Agreement in form filed as an exhibit to the Registration Statement and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of JPMorgan Chase enforceable against JPMorgan Chase in accordance with their terms.

8. The Depositary Shares issued prior to the date of this opinion have been duly authorized, executed and delivered and constitute the valid and legally binding obligations of JPMorgan Chase in accordance with their terms.

9. With respect to the Depositary Shares issued after the date hereof, assuming (a) the taking of all necessary corporate action by the Board to authorize and approve the issuance of the preferred stock represented by such Depositary Shares, and the execution and delivery of the Deposit Agreement in the form filed as an exhibit to the Registration Statement, (b) the due issuance and delivery to the Depositary of the preferred stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of depositary receipts evidencing the Depositary Shares against deposit of the preferred stock in accordance with the Deposit Agreement, upon payment of the consideration for such Depositary Shares provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Deposit Agreement and such agreement, the depositary receipts evidencing the Depositary Shares will constitute valid and legally binding obligations of JPMorgan Chase enforceable against JPMorgan Chase in accordance with their terms and will entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement.

Our opinions set forth in paragraphs 3 through 9 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law), and (iii) an implied covenant of good faith and fair dealing.

In providing our opinions set forth in paragraphs 1, 3 and 8 above we have relied upon the opinion of Neila B. Radin, Senior Vice President and Associate General Counsel of JPMorgan Chase Bank, dated the date hereof. In providing our opinion set forth in paragraph 5, we have relied upon the opinion of Bank One Legal Department, dated the date hereof.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP